EXECUTION

LEHMAN BROTHERS HOLDINGS INC.,

SELLER

and

STRUCTURED ASSET SECURITIES CORPORATION,

PURCHASER

MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT

Dated as of February 1, 2007

BNC Mortgage Loan Trust 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

TABLE OF CONTENTS

		Page
ARTICLE I. CONVEYANCE OF MORTGAGE LOANS

Section 1.01.	Sale of Mortgage Loans	2
Section 1.02.	Delivery of Documents	3
Section 1.03.	Review of Documentation	3
Section 1.04.	Representations and Warranties of the Seller	3
Section 1.05.	Grant Clause	15
Section 1.06.	Assignment by Depositor	15

ARTICLE II. MISCELLANEOUS PROVISIONS

Section 2.01.	Binding Nature of Agreement; Assignment	15
Section 2.02.	Entire Agreement	15
Section 2.03.	Amendment	15
Section 2.04.	Governing Law	16
Section 2.05.	Severability of Provisions	17
Section 2.06.	Indulgences; No Waivers	17
Section 2.07.	Headings Not to Affect Interpretation	17
Section 2.08.	Benefits of Agreement	17
Section 2.09.	Counterparts	17

SCHEDULE A	Mortgage Loan Schedule (including Prepayment Charge Schedule)

SCHEDULE B	Mortgage Loan Schedule for First Payment Default Mortgage Loans

SCHEDULE B	Mortgage Loan Schedule for First Payment Default Mortgage Loans

EXHIBIT A	Certain Defined Terms

SCHEDULE B	Form of Terms Letter

i

This MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT, dated as of February 1, 2007 (the “Agreement”), is executed by and between Lehman Brothers Holdings Inc. (“LBH” or the “Seller”) and Structured Asset Securities Corporation (the “Depositor”).

All capitalized terms not defined herein or in Exhibit A attached hereto shall have the same meanings assigned to such terms in that certain trust agreement (the “Trust Agreement”) dated as of February 1, 2007, among the Depositor, Aurora Loan Services LLC, as master servicer (the “Master Servicer”), Wells Fargo Bank, N.A., as securities administrator, Clayton Fixed Income Services Inc., as credit risk manager and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, Lehman Brothers Bank, FSB (the “Bank”) has purchased from BNC Mortgage, Inc. (the “Originator”) certain mortgage loans, each as identified on the Mortgage Loan Schedule attached hereto as Schedule A (collectively, the “Mortgage Loans”);

WHEREAS, pursuant to an assignment and assumption agreement (the “Assignment and Assumption Agreement”) dated as of February 1, 2007, between the Bank, as assignor, and LBH, as assignee, the Bank has sold all of its right, title and interest in and to the Mortgage Loans to LBH and LBH has accepted such assignment;

WHEREAS, LBH is a party to the following servicing agreements (collectively, the “Servicing Agreements”) pursuant to which the Mortgage Loans are to be initially serviced by certain servicers as indicated below (each, a “Servicer,” and collectively, the “Servicers”):

1. Securitization Servicing Agreement dated as of February 1, 2007, by and among LBH, JPMorgan Chase Bank, National Association, as servicer, and the Master Servicer, and acknowledged by the Trustee;

2. Subservicing Agreement dated as of February 1, 2007, by and among LBH, Option One Mortgage Corporation, as servicer, and the Master Servicer, and acknowledged by the Trustee; and

3. Securitization Subservicing Agreement dated as of February 1, 2007, by and among LBH, Wells Fargo Bank, N.A., as servicer, and the Master Servicer, and acknowledged by the Trustee;

WHEREAS, the Seller desires to sell, without recourse, all of its rights, title and interest in and to the Mortgage Loans to the Depositor and assign all of its rights and interest under the Servicing Agreements (other than the servicing rights) relating to the Mortgage Loans referred to above, and delegate all of its obligations thereunder, to the Depositor; and

WHEREAS, the Seller and the Depositor acknowledge and agree that the Depositor will convey the Mortgage Loans on the Closing Date to the Trust Fund created pursuant to the Trust Agreement, assign all of its rights and delegate all of its obligations hereunder to the Trustee for the benefit of the Certificateholders, and that each reference herein to the Depositor is intended, unless otherwise specified, to mean the Depositor or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Depositor agree as follows:

ARTICLE I.

CONVEYANCE OF MORTGAGE LOANS

Section 1.01. Sale of Mortgage Loans.

(a) Sale of Mortgage Loans. Concurrently with the execution and delivery of this Agreement, the Seller does hereby transfer, assign, set over, deposit with and otherwise convey to the Depositor, without recourse, subject to Sections 1.03 and 1.04, (i) all the right, title and interest of the Seller in and to the Mortgage Loans identified on Schedule A hereto, having an aggregate principal balance as of the Cut-off Date of $977,074,930.84 and (ii) all of its rights and interest (other than the servicing rights) in the Servicing Agreements. Such conveyance in clause (i) of the preceding sentence includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date, other than payments of principal and interest due on or before such date, and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, all Prepayment Charges received on or with respect to the Mortgage Loans on or after the Cut-off Date, together with all of the Seller’s right, title and interest in and to each related account and all amounts from time to time credited to and the proceeds of such account, any REO Property and the proceeds thereof, the Seller’s rights under any Insurance Policies relating to the Mortgage Loans, the Seller’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing.

Concurrently with the execution hereof, the Depositor tenders the purchase price set forth in that certain terms letter dated as of the date hereof (the “Terms Letter”), the form of which is attached as Exhibit B hereto (the “Purchase Price”). The Depositor hereby accepts such assignment and delegation, and shall be entitled to exercise all the rights of the Seller under the Servicing Agreements, other than any servicing rights thereunder, as if the Depositor had been a party to such agreement.

(b) Schedules of Mortgage Loans. The Depositor and the Seller have agreed upon which of the Mortgage Loans owned by the Seller are to be purchased by the Depositor pursuant to this Agreement and the Seller will prepare on or prior to the Closing Date a final schedule describing such Mortgage Loans (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule shall conform to the requirements of the Depositor as set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Trust Agreement. A copy of the final Mortgage Loan Schedule shall be attached hereto as Schedule A.

Section 1.02. Delivery of Documents.

(a) In connection with such transfer and assignment of the Mortgage Loans hereunder, the Seller shall, at least three (3) Business Days prior to the Closing Date, deliver, or cause to be delivered, to the Depositor (or its designee) the documents or instruments with respect to each Mortgage Loan (each, a “Mortgage File”) so transferred and assigned hereunder.

(b) For Mortgage Loans (if any) that have been prepaid in full on or after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the related Mortgage Files, herewith delivers to the Depositor an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account maintained by the Master Servicer for such purpose have been so deposited.

Section 1.03. Review of Documentation.

The Depositor, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by Deutsche Bank National Trust Company (the “Custodian”), for the Depositor. The Custodian is required to review, within 45 days following the Closing Date, each Mortgage File. If in the course of such review the Custodian identifies any Material Defect, the Seller shall be obligated to cure such Material Defect or to repurchase the related Mortgage Loan from the Depositor (or, at the direction of and on behalf of the Depositor, from the Trust Fund), or to substitute a Qualifying Substitute Mortgage Loan therefor, in each case to the same extent and in the same manner as the Depositor is obligated to the Trustee and the Trust Fund under Section 2.02(c) of the Trust Agreement.

Section 1.04. Representations and Warranties of the Seller.

(a) The Seller hereby represents and warrants to the Depositor that as of the Closing Date:

(i) the Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, carry on its business as presently conducted and enter into and perform its obligations under the Assignment and Assumption Agreement and this Agreement;

(ii) the execution and delivery by the Seller of the Assignment and Assumption Agreement and this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; neither the execution and delivery of the Assignment and Assumption Agreement or this Agreement, nor the consummation of the transactions therein or herein contemplated, nor compliance with the provisions thereof or hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or bylaws of the Seller;

(iii) the execution, delivery and performance by the Seller of the Assignment and Assumption Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv) each of the Assignment and Assumption Agreement and this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Bank, in the case of the Assignment and Assumption Agreement, and the Depositor, in the case of this Agreement, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its respective terms, except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and

(v) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened or likely to be asserted against or affecting the Seller, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Assignment and Assumption Agreement or this Agreement or (B) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under the Assignment and Assumption Agreement or this Agreement.

(b) The Seller represents and warrants upon delivery of the Mortgage Loans to the Depositor hereunder, as to each, that, as of the Closing Date:

(i) The information set forth with respect to the Mortgage Loans on the Mortgage Loan Schedule provides an accurate listing of the Mortgage Loans, and the information with respect to each Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

(ii) There are no defaults (other than delinquency in payment) in complying with the terms of any Mortgage, and the Seller has no notice as to any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing but which have not been paid;

(iii) Except in the case of Cooperative Loans, if any, each Mortgage requires all buildings or other improvements on the related Mortgaged Property to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the guidelines of Fannie Mae or Freddie Mac. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect, which policy conforms to the requirements of the current guidelines of the Federal Flood Insurance Administration. Each Mortgage obligates the related Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, each Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement;

(iv) Each Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(v) In the case of approximately 98.48% and 1.52% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date), the related Mortgage evidences a valid, subsisting, enforceable and perfected first lien or second lien, respectively, on the related Mortgaged Property (including all improvements on the Mortgaged Property). The lien of the Mortgage is subject only to: (1) the first Mortgage, in the case of a Mortgaged Property that is secured by a perfected second lien, (2) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (3) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (4) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. In the case of approximately 98.48% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date), any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee in connection with, a Mortgage Loan establishes a valid, subsisting and enforceable first lien on the property described therein and the Depositor has full right to sell and assign the same to the Trustee;

(vi) Immediately prior to the transfer and assignment of the Mortgage Loans to the Depositor, the Seller was the sole owner of record and holder of each Mortgage Loan, and the Seller had good and marketable title thereto, and has full right to transfer and sell each Mortgage Loan to the Depositor free and clear, except as described in paragraph (v) above, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii) Each Mortgage Loan other than any Cooperative Loan is covered by either (i) an attorney’s opinion of title and abstract of title the form and substance of which is generally acceptable to mortgage lending institutions originating mortgage loans in the locality where the related Mortgaged Property is located or (ii) an ALTA Mortgagee Title Insurance Policy or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the originator of the Mortgage Loan, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (subject only to the exceptions described in paragraph (v) above). If the Mortgaged Property is a condominium unit located in a state in which a title insurer will generally issue an endorsement, then the related Title Insurance Policy contains an endorsement insuring the validity of the creation of the condominium form of ownership with respect to the project in which such unit is located. With respect to any Title Insurance Policy, the originator is the sole insured of such mortgagee Title Insurance Policy, such mortgagee Title Insurance Policy is in full force and effect and will inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement, no claims have been made under such mortgagee Title Insurance Policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgagee Title Insurance Policy;

(viii) No foreclosure action is being threatened or commenced with respect to any Mortgage Loan. There is no proceeding pending for the total or partial condemnation of any Mortgaged Property (or, in the case of any Cooperative Loan, the related cooperative unit) and each such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended;

(ix) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(x) Each Mortgage Loan will have a CLTV of 100% or less as of the Closing Date;

(xi) Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G of the Code and Treas. Reg. §1.860G-2;

(xii) Each Mortgage Loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable local, state and federal predatory, abusive and fair lending laws; and, specifically, (a) no Mortgage Loan secured by a Mortgaged Property located in New Jersey is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.); (b) no Mortgage Loan secured by a Mortgaged Property located in New Mexico is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et. seq.); (c) no Mortgage Loan secured by a Mortgaged Property located in Massachusetts is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 (Mass. Ann. Laws Ch. 183C); and (d) no Mortgage Loan secured by a Mortgaged Property located in Indiana is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005 (Ind. Code Ann. § 24-9-1 et seq.);

(xiii) No Mortgage Loan is a “High Cost Loan” or “Covered Loan,” as applicable, as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 5.7(d), Appendix E. In addition, no Mortgage Loan is a “high-cost,” “high-cost home,” “covered,” “high-risk home” or “predatory” loan under any applicable federal, state or local predatory or abusive lending law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xiv) No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) and its implementing regulations, including 12 CFR § 226.32(a)(1)(i) and (ii). As part of its due diligence process, Seller conducted a statistically relevant sampling of approximately 18.53% of the Mortgage Loans. The Mortgage Loans sampled include refinance, home equity, and purchase loans. None of the Mortgage Loans sampled exceeds the thresholds set by HOEPA. Seller confirms that its sampling procedure is effective in identifying loans that exceed the thresholds set by HOEPA. Seller is not aware that any of Mortgage Loans that were not sampled exceed the thresholds set by HOEPA;

(xv) The information set forth in the Prepayment Charge Schedule, included as part of the Mortgage Loan Schedule at Schedule A hereto (including the Prepayment Charge Summary attached thereto) is complete, true and correct in all material respects on the date or dates on which such information is furnished and each Prepayment Charge is permissible, originated in compliance with, and enforceable in accordance with its terms under, applicable federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure);

(xvi) No Mortgage Loan was originated (or modified) on or after October 1, 2002, and before March 7, 2003, which is secured by a mortgaged property located in Georgia;

(xvii) With respect to any hazard insurance policy covering a Mortgage Loan and the related Mortgaged Property, the Seller has not engaged in, and has no knowledge of the Bank’s or the borrower’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(xviii) Neither the Seller nor the Bank has waived the performance by the borrower of any action, if the Mortgagor’s failure to perform such action would cause a Mortgage Loan to be in default, nor has the Seller or the Bank waived any default resulting from any action or inaction by the borrower;

(xix) The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Depositor and which has been delivered to the Custodian;

(xx) The Mortgaged Property relating to each Mortgage Loan is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development shall conform with the applicable Freddie Mac requirements regarding such dwellings. No portion of the Mortgaged Property is used for commercial purposes;

(xxi) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. To the best of Seller’s knowledge, no fraud was committed in connection with the origination of the Mortgage Loan;

(xxii) Each Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the borrower is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xxiii) There is no default (other than delinquency in payment), breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors has waived any default, breach, violation or event of acceleration;

(xxiv) All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(xxv) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to the applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property;

(xxvi) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage;

(xxvii) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Depositor to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxviii)  The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Seller under this Agreement as set forth in Section 1.02 hereof have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Section 1.02 hereof, except for such documents the originals of which have been delivered to the Custodian;

(xxix) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxx) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

(xxxi) No Mortgage Loan contains provisions pursuant to which Scheduled Payments are paid or partially paid with funds deposited in any separate account established by the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor, nor does any Mortgage Loan contain any other similar provisions currently in effect which may constitute a “buydown” provision. No Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature;

(xxxii) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is insured by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Freddie Mac. The consolidated principal amount does not exceed the original principal amount of any Mortgage Loan;

(xxxiii) The origination and collection practices used with respect to each Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and escrow payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(xxxiv) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxxv) The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation;

(xxxvi) The Mortgage Loan does not contain a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan;

(xxxvii) No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxviii) No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable special hazard insurance policy, borrower paid primary mortgage loan insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director or employee had a financial interest at the time of placement of such insurance; and

(xxxix) Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Depositor) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the liens thereof as against creditors of the Seller, or are in the process of being recorded.

(xl) In addition to the foregoing representations and warranties made in subparagraphs (i) through (xxxix) of this Section 1.04(b), the Seller further represents and warrants upon delivery of the Mortgage Loans to be included in Pool 1 (the “Pool 1 Mortgage Loans”), as to each such Mortgage Loan, that:

(A) The outstanding Scheduled Principal Balance of each Pool 1 Mortgage Loan does not exceed the applicable maximum original loan amount limitations with respect to first lien or subordinate lien one-to-four family residential mortgage loans, as applicable, as set forth in the Freddie Mac Selling Guide;

(B) With respect to any Pool 1 Mortgage Loan that is a subordinate lien mortgage loan, (i) such lien is on a one- to four-family residence that is the principal residence of the borrower; (ii) the original principal balance does not exceed the applicable limitations with respect to subordinate lien mortgage loans as set forth in the Freddie Mac Selling Guide; and (iii) the original principal balance of the first lien mortgage loan plus the original principal balance of any subordinate lien mortgage loans relating to the same mortgaged property do not exceed the applicable limitations with respect to first lien mortgage loans for that property type as set forth in the Freddie Mac Selling Guide;

(C) With respect to each Pool 1 Mortgage Loan, no borrower obtained a prepaid single-premium credit life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of any Pool 1 Mortgage Loan; no proceeds from any Pool 1 Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Pool 1 Mortgage Loan;

(D) The applicable Servicer for each Pool 1 Mortgage Loan has fully furnished in the past (and the Seller shall cause the applicable Servicer to furnish in the future), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

(E) With respect to any Pool 1 Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a prepayment prior to maturity, to the best of the Seller’s knowledge: (i) the Pool 1 Mortgage Loan provides some benefit to the borrower (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Charge; (ii) the Pool 1 Mortgage Loan’s originator had a written policy of offering the borrower, or requiring third-party brokers to offer the borrower, the option of obtaining a mortgage loan that did not require payment of such Prepayment Charge; (iii) the Prepayment Charge was adequately disclosed to the borrower in the loan documents pursuant to applicable state and federal law; (iv) no subprime loan originated on or after October 1, 2002, will provide for a Prepayment Charge for a term in excess of three years and any subprime loan or non-subprime loan originated prior to such date will not provide for a Prepayment Charge for a term in excess of five years; in each case unless such loan was modified to reduce the prepayment period to no more than three years from the date of the note in the case of a subprime loan and no more than five years from the date of the note in the case of a non-subprime loan and the borrower was notified in writing of such reduction in prepayment period; and (v) such Prepayment Charge shall not be imposed in any instance where the Pool 1 Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower’s default, notwithstanding that the terms of the Pool 1 Mortgage Loan or state or federal law might permit the imposition of such Prepayment Charge;

(F) With respect to any Pool 1 Mortgage Loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

(G)  With respect to any Pool 1 Mortgage Loan secured by manufactured housing, (i) each contract is secured by a “single family residence” within the meaning of Section 25(e)(10) of the Code and (ii) the manufactured housing is the principal residence of the borrower. The fair market value of the manufactured home securing each contract was at least 80% of the adjusted issue price of the contract at either (i) the time the contract was originated (determined pursuant to the REMIC provisions of the Code) or (ii) the time the contract was transferred to the Seller. Each such contract is a “qualified mortgage” under Section 860G(a)(3) of the Code;

(H) To the best of the Seller’s knowledge, no borrower was required to select a Pool 1 Mortgage Loan product offered by a Transferor which is a higher cost product designed for less creditworthy borrowers, unless at the time of such Transferor’s origination, such borrower did not qualify, taking into account such facts as, without limitation, the related Pool 1 Mortgage Loan’s requirements and the borrower’s credit history, income, assets and liabilities, for a lower cost credit product then offered by the mortgage loan’s originator or any affiliate of such Transferor. If, at the time of loan application, the borrower may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of such Transferor, the Transferor referred the borrower’s application to such affiliate for underwriting consideration;

(I) To the best of the Seller’s knowledge, the methodology used in underwriting the extension of credit for each Pool 1 Mortgage Loan did not rely on the borrower’s equity in the collateral as the principal determining factor in approving the extension of credit, but rather related to such facts as, without limitation, the borrower’s credit history, income, assets or liabilities, to the proposed mortgage payment. Such underwriting methodology confirmed that at the time of origination (application/approval), the borrower had a reasonable ability to make timely payments on the related Pool 1 Mortgage Loan;

(J) No borrower under a Pool 1 Mortgage Loan was charged “points and fees” in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such mortgage loan, whichever is greater. For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the mortgage loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fees and charges, in total, do not exceed 0.25 percent of the loan amount; and

(K) No Pool 1 Mortgage Loan was originated more than twelve months prior to the Closing Date.

(c) In addition to the representations and warranties made with respect to the Mortgage Loans in Section 1.04(b), the Seller hereby covenants that with respect to any Mortgage Loan listed in Schedule B (a “First Payment Default Mortgage Loan”), if the related Mortgagor fails to make the first Scheduled Payment due on such Mortgage Loan following the initial sale date (as set forth in Schedule B) of the Mortgage Loan by the Originator to the Bank within one calendar month following the date upon which such first payment was due, then the Seller shall purchase such Mortgage Loan from the Trust Fund at the FPD Purchase Price. By way of example, a payment due on March 1, 2007 must be made by the Mortgagor on or before March 31, 2007.

(d) It is understood and agreed that the representations, warranties and covenant set forth in Sections 1.04(b) and 1.04(c) herein shall survive the Closing Date. Upon discovery by either the Seller or the Depositor of a breach of any of the foregoing representations, warranties or covenant (excluding a breach of subparagraph (xv) under Section 1.04(b)) that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other party. Within 60 days of the discovery of any such breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Depositor at the applicable Purchase Price (as defined in the Trust Agreement) (or FPD Purchase Price in the case of a breach of the covenant made in Section 1.04(c) or (c) within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. With respect to any of the foregoing representations, warranties and covenant made in subparagraphs (xi), (xii), (xiii), (xiv), (xv), (xvi) and (xl) of Section 1.04(b) and Section 1.04(c), a breach of any such representations, warranties or covenant shall be deemed to materially and adversely affect the value of the affected Mortgage Loan and the interests of Certificateholders therein, irrespective of the Seller’s knowledge of such breach.

Notwithstanding Section 1.04(d), in connection with the Seller’s representations and warranties made in subparagraph (xv) of Section 1.04(b) and within 90 days of the earlier of discovery by the Seller or receipt of notice from the applicable Servicer of a breach of such representation and warranty by the Seller, which breach materially and adversely affects the interests of the Class P Certificateholders in any Prepayment Charge, the Seller shall, if (i) such representation and warranty is breached and a Principal Prepayment has occurred or (ii) if a change in law subsequent to the Closing Date limits the enforceability of the Prepayment Charge (other than in the circumstances set forth in subparagraph (xv) of Section 1.04(b)), pay, at the time of such Principal Prepayment or change in law, the amount of the scheduled Prepayment Charge, for the benefit of the holders of the Class P Certificates, by depositing such amount into the Certificate Account no later than the Deposit Date immediately following the Prepayment Period in which such Principal Prepayment on the related Mortgage Loan or such change in law has occurred, net of any Servicer Prepayment Charge Payment Amount made by the applicable Servicer with respect to the related Mortgage Loan in lieu of collection of such Prepayment Charge.

Section 1.05. Grant Clause.

It is intended that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans and other property conveyed pursuant to this Agreement on the Closing Date shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if any such conveyance is deemed to be in respect of a loan, it is intended that: (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (b) the Seller hereby grants to the Depositor a first priority security interest to secure payment of an obligation in an amount equal to the purchase price set forth in the Terms Letter in all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Mortgage Loans and other property; and (c) this Agreement shall constitute a security agreement under applicable law.

Section 1.06. Assignment by Depositor.

Concurrently with the execution of this Agreement, the Depositor shall assign its interest under this Agreement with respect to the Mortgage Loans to the Trustee, and the Trustee then shall succeed to all rights of the Depositor under this Agreement. All references to the rights of the Depositor in this Agreement shall be deemed to be for the benefit of and exercisable by its assignee or designee, specifically including the Trustee.

ARTICLE II.

MISCELLANEOUS PROVISIONS

Section 2.01. Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.02. Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 2.03. Amendment.

(a) This Agreement may be amended from time to time by the Seller and the Depositor, with the consent of the Trustee but without notice to or the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund, the Trust Agreement or this Agreement in the Prospectus Supplement; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to clause (iii) of the preceding sentence shall adversely affect in any material respect the interests of any Certificateholder. Any such amendment shall be deemed not to adversely affect in any material respect any Certificateholder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates, if any (and any Opinion of Counsel received by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

(b) This Agreement may also be amended from time to time by the Seller and the Depositor with the consent of the Trustee and the Certificateholders of not less than 66-2/3% of the Class Principal Amount or, if applicable, Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Certificateholder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or, if applicable, Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Certificateholders of which are required to consent to any such amendment without the consent of the Certificateholders of 100% of the Class Principal Amount or, if applicable, Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to “Certificateholder” or “Certificateholders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificates Owners.

(c) It shall not be necessary for the consent of Certificateholders under this Section 2.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 2.04. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 2.05. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 2.06. Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver, as well as the Trustee.

Section 2.07. Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 2.08. Benefits of Agreement.

The parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties set forth herein, that the Trustee enjoys the full benefit of the provisions of this Agreement as an intended third party beneficiary; provided, however, nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Trustee and the Certificateholders, any benefit or legal or equitable right, power, remedy or claim under this Agreement.

Section 2.09. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Seller and the Depositor have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,
as Seller

By:	/s/ Angel Lau
Name: Angel Lau
Title: Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION,
as Purchaser

By:	/s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Senior Vice President

SCHEDULE A

MORTGAGE LOAN SCHEDULE

(including Prepayment Charge Schedule and Prepayment Charge Summary)

[To be retained in a separate closing binder entitled “BNC 2007-1 Mortgage Loan Schedules”
at Heller Ehrman LLP]

Schedule A

SCHEDULE B

MORTGAGE LOAN SCHEDULE FOR
FIRST PAYMENT DEFAULT MORTGAGE LOANS

[To be retained in a separate closing binder entitled “BNC 2007-1 Mortgage Loan Schedules” at Heller Ehrman LLP]

Schedule B

EXHIBIT A

CERTAIN DEFINED TERMS

“Prepayment Charge”: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during a Prepayment Period in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”: As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, included as part of the Mortgage Loan Schedule at Exhibit A (including the Prepayment Charge Summary attached thereto). The Prepayment Charge Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Prepayment Charge:

(i)	the Mortgage Loan identifying number;

(ii)	a code indicating the type of Prepayment Charge;

(iii)	the state of origination of the related Mortgage Loan;

(iv)	the date on which the first Scheduled Payment was due on the related Mortgage Loan;

(v)	the term of the related Prepayment Charge; and

(vi)	the Scheduled Principal Balance of the Mortgage Loan as of the Cut-off Date.

Such Prepayment Charge Schedule shall be amended from time to time by the Seller and a copy of such amended Prepayment Charge Schedule shall be furnished by the Seller.

“Servicer Prepayment Charge Payment Amount”: The amount payable by a Servicer in respect of any impermissible waiver by the Servicer of a Prepayment Charge pursuant to the related Servicing Agreement.

Exhibit  A

EXHIBIT B

FORM OF TERMS LETTER

February 1, 2007

Structured Asset Securities Corporation
745 Seventh Avenue
New York, New York 10019

Re: BNC Mortgage Loan Trust 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Ladies and Gentlemen:

This letter (the “Terms Letter”) is made in accordance with the Mortgage Loan Sale and Assignment Agreement dated as of February 1, 2007 (the “Mortgage Loans Sale Agreement”), between Structured Asset Securities Corporation and Lehman Brothers Holdings Inc. Capitalized terms used but not defined herein shall have the meanings set forth in the Mortgage Loan Sale Agreement.

The Purchase Price shall be $ [    ].

This Terms Letter may be signed in any number of counterparts, each of which shall be deemed to be an original, but taken together, shall constitute a single document.

[Remainder of page intentionally left blank]

Exhibit B-1

Please acknowledge your agreement with the foregoing by signing and returning the enclosed copy of this Terms Letter to the undersigned.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.

By:
Name: Angel Lau
Title: Authorized Signatory

Acknowledged and Agreed:

STRUCTURED ASSET SECURITIES CORPORATION

By: Name: Ellen V. Kiernan
Title: Senior Vice President

Exhibit B-2